                                        EXHIBIT (10)(aa)


           TEMPORARY TRANSPORTATION CONTRACT ASSIGNMENT

     THIS TEMPORARY ASSIGNMENT made effective as of the 26th day of October, 1995 BETWEEN:

                      NEW ENGLAND POWER COMPANY
                      ("Assignor")

                      OF THE FIRST PART

                    and

                      ALTRESCO PITTSFIELD, L.P.
                      ("Assignee")

                      OF THE SECOND PART

WITNESSES THAT:
     WHEREAS TransCanada Pipelines Limited ("TransCanada") and Assignor are parties to a contract for transportation service made as of the 6th day of January, 1992, as amended; and
     WHEREAS Assignee has requested that Assignor assign part of Assignor's rights and obligations as Shipper under the Contract and Assignor has agreed to do so subject to the terms and conditions of this Assignment.
     NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein set forth, the parties hereto covenant and agree as follows:
1. Subject to paragraph 6 herein, during the operative term of this Assignment, Assignor does hereby grant, transfer, assign and set over unto Assignee, and Assignee accepts from Assignor, that portion of Assignor's service entitlement as shipper under the Contract equal to 283.310 3 m 3 per day (the "Assigned Volume"),
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together with the corresponding rights and obligations of
Assignor as shipper under the Contract.

2. Subject to paragraphs 6 and 8 herein, during operative term of this Assignment, Assignee hereby covenants and agrees that it shall perform and observe the covenants and obligations of Assignor as shipper contained in the Contract insofar as they pertain to the Assigned Volume, to the same extent as Assignee would be obligated so to do were Assignee a party to the Contract, as shipper, with a service entitlement thereunder equal to the Assigned Volume.

3. This Assignment shall be in full force and effect as of and from 08:00 hours on November 1, 1995 (the "Date of First Delivery") (provided that, for the purposes of Assignee nominating service for the Date of First Delivery, the Assignment shall become effective as at 08:00 hours on the date immediately preceding the Date of First Delivery) and, subject to paragraph 4 hereof, shall be operative for a term ending at 08:00 hours on October 31, 1998. Notwithstanding the foregoing, the operative term of this Assignment shall not extend beyond the term of the Contract.

4. In the event that Assignee fails to comply with paragraph 2 hereof, Assignor shall have the right to terminate this Assignment by following the termination procedure set forth in
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Section XVII of the General Terms and Conditions contained in
TransCanada's Transportation Tariff as if Assignor were TransCanada, Assignee were Shipper and this Assignment was the Contract for this purpose.

5. Assignor will request TransCanada to acknowledge the assignment contained herein and to treat Assignee as shipper with a service entitlement under the Contract equal to the Assigned Volume during the operative term of this Assignment. Assignee hereby consents to such request and to such treatment, and for this purpose Assignee declares that all notices, nominations, requests, invoices, and other written communications may be given by TransCanada to Assignee as follows:

     (i)       Mailing address:    One Bowdoin Square
                              Boston, Massachusetts
                              U.S.A. 02114

     (ii)      Delivery address:   Same as above

     (iii)     Nominations:        Manager, Fuel Services
                              Accounting

                              Telecopier:    (617) 227-2690
     (iv)      Legal and Other:    Senior Vice President, Fuel
                              Services

                              Telecopier:    (617) 227-2690

6. Assignee acknowledges that Assignor will not seek TransCanada's consent to this Assignment and that Assignor accordingly is and will remain obligated to TransCanada to perform and observe the covenants and obligations of shipper that are contained in the Contract in regard to the Assigned Volume insofar as TransCanada is concerned. Without limiting the generality of the foregoing, the Assignor and the Assignee acknowledge that the Assignor shall remain responsible for all gas imbalances (as such term is defined in Section XXII of the General Terms and Conditions in TransCanada's Transportation Tariff) and Energy-in-Transit Balances associated with the Assigned Volume and/or the Contract. Consequently, Assignee shall indemnify Assignor for and hold Assignor harmless from all charges that TransCanada may be entitled to collect from the Assignor under the Contract in regard to the Assigned Volume in the event that Assignee fails to pay them.

7. Assignee shall be entitled to sub-assign all or part of the Assigned Volume, together with the corresponding rights and obligations under the Contract, to a third party by assigning all or part of its rights and obligations under this Assignment; provided that no such assignment shall relieve Assignee of its obligations to Assignor hereunder without Assignor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding any such sub-assignment or sub-assignments, Assignor is and will remain obligated to TransCanada
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to perform and observe the covenants and obligations of shipper that are contained in the Contract in regard to the Assigned Volume insofar as TransCanada is concerned.

8. Notwithstanding anything to the contrary herein set forth or implied, Assignor reserves and retains for itself exclusively any option or right to renew or otherwise extend the operative term of the Contract which may be contained in or granted by the Contract.

9. Assignee acknowledges that it has (or may obtain directly from TransCanada) a copy of the Transportation Tariff.

10. This Assignment and the rights and obligations of the parties hereunder are subject to all valid and applicable present and future laws, rules, regulations, and orders of any governmental or regulatory authority having jurisdiction or control over the parties hereto to either of them, or over the Contract.

11. This Assignment shall be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

12. This Assignment shall ensure to the benefit of and be binding upon the parties hereto and their respective successors
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and permitted assigns.

     IN WITNESS WHEREOF of the parties hereto have duly executed and delivered this Assignment as of the day, month and year first above written.

NEW ENGLAND POWER COMPANY               ALTRESCO PITTSFIELD, L.P.
                                   by its General Partner,
                                        Altresco, Inc.


     s/ Jeffrey W. VanSant                   s/ Douglas F. Egan
By: __________________________          By: _____________________


        Jeffrey W. Vansant                     Douglas E. Egan
Name: ________________________          Name: ___________________
               (please print)                        (please
print)


         Vice President                           Vice President
Title: _______________________          Title: __________________


     s/ John F. Malley
By: __________________________


         John F. Malley
Name: ________________________
               (please print)


               Vice President
Title: _______________________



cc.  TansCanada Pipelines Limited
     Fax: (403) 267-8620 (Ms. Sally Greenwood)